UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 3, 2013

SAMSON OIL & GAS LIMITED

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  +61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On April 3, 2013, Samson Oil & Gas Limited (“Samson” or the “Company”) (ASX: SSN; NYSE MKT: SSN) announced that it had entered into a Subscription Agreement, dated April 3, 2013, by which it sold 19,182,812 ordinary shares (which may be represented by American Depositary Shares, or ADSs) and 7,673,125 warrants to purchase ordinary shares to a single investor for gross proceeds of US$500,000 (before subtracting placement agent fees and expenses of US$30,000). Each warrant entitles its holder to purchase one ordinary share at a cash exercise price of A$0.038 per ordinary share (US$0.040 based on the exchange rate for March 28, 2013. as published by the Australian Reserve Bank), subject to customary adjustments. The warrants are exercisable upon issuance and will expire at 5:00 p.m., Perth, Australia time on March 31, 2017. The terms and conditions of the Subscription Agreement, and the terms and conditions of the ordinary shares, ADSs and warrants sold to Purchaser pursuant to the Subscription Agreement, are substantially identical to the terms and conditions of the Subscription Agreement entered into by Samson with certain selected investors on March 20, 2013, and the ordinary shares, subsequently exchanged for ADSs, and warrants sold thereby.

All of the securities were offered and sold pursuant to an effective shelf registration statement on Form S-3, as amended (Registration No. 333-183327) and a prospectus supplement dated April 3, 2013 to the base prospectus.

A press release announcing Samson’s entry into the Subscription Agreement is filed herewith as Exhibit 99.1 The foregoing descriptions of the Subscription Agreement and warrants (the terms of which are set forth in the Subscription Agreement) are summaries only and are subject to, and qualified in their entirety by, such documents.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Terms and Conditions of Warrants, included in the Form of Subscription Agreement (previously filed as Exhibit 10.1 on Form 8-K on March 22, 2013)
5.1	Opinion of Squire Sanders (AU)
10.1	Form of Subscription Agreement (previously filed as Exhibit 10.1 on Form 8-K on March 22, 2013)
23.1	Consent of Squire Sanders (AU) (included in Exhibit 5.1)
99.1	Press Release dated April 3, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2013

SAMSON OIL & GAS LIMITED

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer

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